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Exhibit 4.2

AMENDMENT OF ARTICLES OF INCORPORATION
OF
MEDWAVE, INC.

        The Articles of Incorporation of Medwave, Inc. have been amended in the following respects:

        1. A new Article 8 has been added to read as follows:

"ARTICLE 8—REMOVAL OF DIRECTORS

        8.1) If any director or directors are proposed to be removed from office, with or without cause, by action of the shareholders, the affirmative vote of shareholders holding at least 75% of the voting power of all shares entitled to vote shall be required to remove any or all of the directors from office, with or without cause."

        2.    A new Article 9 has been added to read as follows:

"ARTICLE 9—AMENDMENT OF BYLAWS AND
ARTICLES 8 AND 9 OF ARTICLES OF INCORPORATION

          9.1)    Amendment of Bylaws.    Sections 3.2 and 3.3 of the Bylaws fixing the number of directors or their classifications, qualifications or terms of office, or prescribing procedures for removing directors or filling vacancies on the Board, may be amended or repealed by shareholders only by the affirmative vote of the holders of at least 75% of the voting power of all shares entitled to vote.

          9.2)    Amendment of Articles 8 and 9 of Articles of Incorporation.    Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the corporation or the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the corporation, the affirmative vote of the holders of at least 75% of the voting power of all shares entitled to vote shall be required to amend or repeal all or any portion of Article 8 and this Article 9 or to adopt, amend or repeal any other provision of the Articles of Incorporation or Bylaws of the corporation so as to be inconsistent with or to contravene Article 8 or this Article 9."

        The foregoing amendments have been approved pursuant to Chapter 302A, Minnesota Statutes.

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  Exhibit 4.2
AMENDMENT OF ARTICLES OF INCORPORATION OF MEDWAVE, INC.
"ARTICLE 8—REMOVAL OF DIRECTORS
"ARTICLE 9—AMENDMENT OF BYLAWS AND ARTICLES 8 AND 9 OF ARTICLES OF INCORPORATION